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                                                                   EXHIBIT 10.49

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


          This Third Amendment to Employment Agreement (the "Third Amendment") is made as of the 15th day of April 1996 by and between Orchard Supply Hardware Corporation (the "Company") and Maynard Jenkins (the "Executive").


                                R E C I T A L S
                                - - - - - - - -

          A. Executive is a party to that certain Employment Agreement dated as of January 1, 1989 by and between Executive and the Orchard Supply Hardware division of Wickes Companies, Inc. ("OSH"), as amended by the First Amendment to Employment Agreement dated as of April 15, 1992 and the Second Amendment to Employment Agreement dated as of September 15, 1994 by and between Executive and the Company (as amended, the "Employment Agreement").

          B. On May 30, 1989, the Company acquired substantially all of the assets and assumed certain liabilities of OSH (the "Acquisition").

          C. Pursuant to Section 7(d) of the Employment Agreement, the rights and obligations of OSH under the Employment Agreement have inured to and are binding upon the Company as a result of the Acquisition.

          D. The Company and Executive now desire to amend the Employment Agreement as hereinafter set forth.


                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, the Company and Executive hereby agree as follows:

          1. Section 2(a) of the Employment Agreement shall be deleted and replaced in its entirety as follows:

               "(a)  Base Salary.  For all services to be rendered by Executive hereunder, and for all rights granted the Company hereunder, Executive will be paid a base salary at the rate of not less than Five Hundred Twenty-Five Thousand Dollars ($525,000) per year. Executive's compensation will be reviewed at least annually and may be increased at the discretion of the Board of Directors of the Company. Executive's salary shall be paid on a semi-monthly basis, or such other basis (not less frequently than monthly) as is the normal payment pattern of the Company."
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          2.  Section 2(c) of the Employment Agreement shall be deleted in its entirety.

          3. Section 6(a) of the Employment Agreement shall be deleted and replaced in its entirety as follows:

               "(a) Except in the event of earlier termination for cause (defined as material violation of Company policies or failure or refusal to perform his duties hereunder or as otherwise herein provided) the current term of Executive's employment with the Company hereunder shall commence on the date hereof and shall end on December 31, 1999 unless the Company gives Executive or Executive gives Company written notice at least 60 days prior to December 31, 1999, of its or his intention to terminate this Agreement, then beginning January 1, 2000, this Agreement shall renew automatically for successive additional two year terms until the Company gives Executive or Executive gives Company written notice at least 60 days prior to the end of a term, of its or his intention to terminate this Agreement at the end of such term. In the event Company gives Executive written notice (but not in the event Executive gives Company written notice) of its intention to terminate this Agreement, Executive shall be entitled to compensation pursuant to Section 6(c)."

          4. Section 6(c) of the Employment Agreement is hereby deleted and replaced in its entirety to read as follows:

               "(c) Except in the event of termination for cause or as provided in subsection (b) above, if Executive's employment under this Employment Agreement is terminated by the Company, Executive shall be entitled to (i) the continued payment of base salary for three years from the effective date of termination and (ii) the target bonus under the Executive Incentive Compensation Plan applicable to the earning year in progress at the date of termination; provided, however, that in no event shall Executive be entitled to any amount under this
          Section 6(c) in excess of one dollar less than the limit imposed by
          Section 280G of the Internal Revenue Code of 1986, as amended."

          5. Except to the extent specifically set forth herein, nothing contained herein shall constitute an amendment or waiver of any other terms, provisions or requirements of the Employment Agreement.

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          6.  This Third Amendment may be executed in counterparts.

          7. This Third Amendment is executed and delivered in the State of California and shall be construed and enforced in accordance with the laws and decisions of said State.


          IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.

                                     THE COMPANY:

                                     ORCHARD SUPPLY HARDWARE CORPORATION



                                     By:  /s/ Stephen M. Hilberg
                                         --------------------------

                                     Its:  Vice President and CFO
                                           ----------------------


                                     EXECUTIVE:



                                     /s/ Maynard Jenkins
                                     ----------------------------
                                     Maynard Jenkins




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